UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2018 (March 6, 2018)

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan		48111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 8.01	Other Events.

On March 6, 2018 Visteon Corporation (the “Company”) entered into an agreement with Barclays Bank PLC (the “Counterparty”) to purchase $150 million of the Company’s common stock via an accelerated stock repurchase transaction (the “ASR Agreement”). The ASR Agreement was entered into as part of the Company’s previously announced share repurchase authorization.

The information provided in Item 8.01 of this Current Report on Form 8-K relating to the ASR Agreement is qualified in its entirety by reference to the Confirmation Re: Accelerated Stock Buyback (Uncapped), which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Confirmation Re: Accelerated Stock Buyback (Uncapped), dated March 6, 2018, between Visteon Corporation and Barclays Bank PLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

Date: March 9, 2018	By:	/s/ Brett D. Pynnonen
Brett D. Pynnonen
Senior Vice President and General Counsel